POWER OF ATTORNEY

	The undersigned hereby constitutes and appoints each of Douglas McNitt, Edmund
Graff, M. Scott Brown and Elizabeth Giglio, or either of them , so long as he remains an employee or officer of webMethods, Inc., with full powers of substitution or revocation, my true and lawful attorneys-in-fact, with full power to:

1.	execute for and on my behalf, in my capacity as an officer and/or director of
webMethods, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section
16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act")
and the rules thereunder:

2.	do and perform any and all acts for and on my behalf which may be necessary or desirable to complete and execute such From 3, 4, and 5 or any amendment or amendments thereto, including obtaining information from any broker, dealer, or representative of the undersigned, and timely file any such Form with the
Securities and Exchange Commission and any stock exchange or similar authority;
and

3.	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the interest of, or legally required by, me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of
Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is webMethods, Inc. assuming, any of the undersigned responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	Unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact, this power of attorney shall remain in effect so long as I remain subject to the provisions of Section 16 of the Exchange Act and all regulations thereunder, with respect to my position as an officer or director of
webMethods, Inc.

	The undersigned has executed this Power of Attorney as of this 6th day of February 2006.

/s/ JERRY J. JASINOWSKI

Jerry Jasinowski